UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2022, ADT Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with State Farm Fire & Casualty Company (the “Investor”), pursuant to which the Company agreed to issue and sell in a private placement to the Investor 133,333,333 shares of common stock, par value $0.01 per share, of the Company (“Common Stock” and, such shares to be issued and sold to the Investor pursuant to the Securities Purchase Agreement, the “Issued Shares”) for an aggregate purchase price of $1.2 billion (the “Private Placement”).

On October 13, 2022, the Company and the Investor closed the Private Placement (the “Closing”), and the Company issued and sold the Issued Shares to the Investor for the purchase price described above.

The Company will use the proceeds from the Private Placement to purchase up to 133,333,333 shares of Common Stock (including shares of Common Stock issuable upon the conversion of the Company’s Class B common stock, par value $0.01 per share) at a price of $9.00 per share in cash in the tender offer commenced on September 12, 2022 (the “Offer”). The Offer will expire on October 20, 2022, unless terminated or extended by the Company.

Pursuant to the Securities Purchase Agreement, at the Closing, (a) the Company and the Investor entered into an Investor Rights Agreement (the “Investor Rights Agreement”) and (b) the Company, ADT LLC, an indirect wholly owned subsidiary of the Company, and the Investor entered into a Development Agreement (the “Development Agreement”) pursuant to which the Investor committed $300 million to an opportunity fund that will fund product and technology innovation, customer growth and marketing. The description of the Investor Rights Agreement set forth in the Current Report on Form 8-K filed by the Company on September 6, 2022 is incorporated herein.

The foregoing descriptions of the Securities Purchase Agreement, the Investor Rights Agreement and the Development Agreement do not purport to be complete and, in the case of the Securities Purchase Agreement, is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on September 6, 2022, and, in the case of the Investor Rights Agreement, is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

The Offer is considered a financial instrument which is initially recorded at fair value with changes in fair value recorded in earnings. As a result, the Company expects to take a non-cash charge to earnings in its third quarter financial results based on the change in fair value of this financial instrument at September 30, 2022. The Company expects the charge to be in the range of $145 million to $160 million. The Company also expects to recognize an additional non-cash gain or loss in earnings in the fourth quarter of 2022 resulting from the change in fair value of this financial instrument based on the change in the Company’s stock price between the closing price on September 30, 2022 and the date of the Closing, which is the date on which the principal contingencies associated with the Offer are resolved. The Company will exclude such non-cash gains or losses when it reports its non-GAAP Adjusted EBITDA and Adjusted net income financial measures.

The information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Private Placement is incorporated herein by reference.

The issuance of the Issued Shares is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Issued Shares are being acquired solely for investment and with no intention to distribute, and appropriate legends will be affixed to any certificates evidencing any Issued Shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Pursuant to the Investor Rights Agreement, effective as of the Closing, the Board of Directors of the Company (the “Board”) increased the size of the Board by one director and appointed Paul Smith, Executive Vice President and Chief Operating Officer of State Farm Mutual Automobile Insurance Company, the Investor’s parent entity, as a member of the Board to serve as a Class II director with a term expiring at the 2025 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified. Mr. Smith will not receive compensation for his service on the Board, and will be party to an Indemnification Agreement with the Company in the form the Company enters into with each of its directors and executive officers. Mr. Smith will not serve on any committee of the Board at this time.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Smith or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 13, 2022, the Company issued a press release announcing the Closing (the “Press Release”). A copy of the Press Release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

The Company has made statements in this communication and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking”. These forward-looking statements relate to the strategic investment by and long-term partnership with the Investor; anticipated financial performance; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; expected timing of product commercialization with the Investor or any changes thereto; the current or future market size for existing, new or joint products; any stated or implied outcomes with respect to the foregoing; and other matters. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “aims,” “envisions,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “objectives,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, factors relating to the achievement of the potential benefits of the strategic investment by and long-term partnership with the Investor, including as a result of restrictions on, or required prior regulatory approval of, various actions by regulated insurers, risks and uncertainties related to the Company’s ability to successfully generate profitable revenue from new and existing partnerships, the Company’s ability to successfully commercialize any joint offerings with the Investor, the Company’s ability to successfully utilize the incremental funding received from Google LLC, the Company’s ability to continuously and successfully commercialize innovative offerings and risk factors that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (“SEC”), including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this communication speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Information

The Company commenced the Offer described in this report pursuant to the Offer to Purchase, dated September 12, 2022, the related letter of transmittal and the other related tender offer documents (collectively, as they may be amended from time to time, the “Offer Documents”). This report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer has been made solely pursuant to the Offer Documents that the Company sent to its stockholders. Stockholders are strongly advised to read the Offer Documents (including any information incorporated by reference therein) as well as any other relevant documents filed with the SEC when they become available, because they contain important information, including the various terms and conditions of the Offer. The Offer Documents and any information incorporated by reference therein are available at no charge on the SEC’s website at www.sec.gov. In addition, the Offer Documents may be obtained free of charge from the Company’s website at investor.adt.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Investor Rights Agreement, dated as of October 13, 2022, by and between ADT Inc. and State Farm Fire & Casualty Company

99.1	Press Release, dated October 13, 2022

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2022	ADT Inc.

	By:	/s/ Richard S. Mattessich

Richard S. Mattessich
Vice President & Deputy General Counsel, Corporate and Securities

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